UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2011

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-152798 (Commission File Number)	98-0537383 (IRS Employer Identification No.)

Suite 100, 1100 Dexter Ave. North, Seattle, Washington  98109
(Address of principal executive offices and Zip Code)

(206) 273-7892
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 7, 2011, Circle Star Energy Corp. (the “Company”), and Felipe A. Pati, the former sole director and officer of the Company, entered into a Contribution Agreement, pursuant to which Mr. Pati contributed 19,550,000 shares of common stock of the Company as a capital contribution to the Company. The Company and Mr. Pati each determined that the contribution was in the best interest of the Company and its shareholders in order to adjust the outstanding capital of the Company to facilitate the Company’s ability to raise capital and implement the Company’s new business strategy. The foregoing description of the Contribution Agreement is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02  Election of Directors and Compensatory Arrangements of Certain Officers.

On July 6, 2011, the Board of Directors of the Company, elected S. Jeffrey Johnson as Chairman of the Board of Directors. Mr. Johnson has been a member of the Board of Directors of the Company since June 16, 2011.

On July 6, 2011, the Company’s Board of Directors adopted the Circle Star Energy Corp. 2011 Stock Option Plan (the “Plan”).  The Plan is subject to ratification by shareholders at the Company’s next annual meeting.

Pursuant to the Plan, options to purchase shares of common stock of the Company may be granted to any person who is performing or who has been engaged to perform services of special importance to management of the Company in the operation, development and growth of the Company.  The maximum number of shares with respect to which stock options may be granted under the Plan may not exceed 3,000,000 shares of common stock of the Company.  The Plan permits the Company to grant both incentive and non-incentive stock options and requires each such grant to be evidenced by a stock option agreement, which shall be subject to the applicable provisions of the Plan.  The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On July 6, 2011, David Brow, the sole officer of the Company, was granted an option to purchase 100,000 shares of common stock of the Company under the Plan at an exercise price of $0.50 per share, which stock option was fully-vested on the date of grant. S. Jeffrey Johnson, a director of the Company, was granted an option to purchase 100,000 shares of common stock of the Company under the Plan at an exercise price of $0.50, which stock option shall vest based on the following schedule: 33,333 shares of common stock of the Company, 12 months after the date of the grant; 33,333 shares of common stock of the Company, 24 months after the date of the grant; and 33,334 shares of common stock of the Company, 36 months after the date of the grant.

Item 9.01  Exhibits.

Exhibit Number	Exhibit
10.1	Contribution Agreement
10.2	Circle Star Energy Corp. 2011 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP.

By: /s/ David Brow
Name:	David Brow
Title:	President

Dated:	July 12, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Contribution Agreement
10.2	Circle Star Energy Corp. 2011 Stock Option Plan